CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form SB-2 of our report dated February 13, 2005 relating to the consolidated financial statements of Eastern Services Holdings, Inc. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Gately & Associates, LLC

Certified Public Accountants

Altamonte Springs, FL

February 14, 2006